Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RenaissanceRe Holdings Ltd. of our report dated February 11, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in RenaissanceRe Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Ltd.

Hamilton, Bermuda
May 7, 2026